Exhibit 10.4

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (the "Agreement") is made this 29th day of December, 2000 by and between Ovation Products Corporation, a Delaware corporation with a principal address of 395 East Dunstable Road, Nashua, New Hampshire 03062 ("Ovation" or "Licensor") and S J Electro Systems, Inc., a Minnesota corporation with a principal address of P.O. Box 1619, Detroit Lakes, Minnesota 56502 ("SJE" or "Licensee").

                                   WITNESSETH

      WHEREAS, Ovation and SJE are parties to a Series A Preferred Stock Purchase Agreement, Promissory Note, Stock Pledge Agreement, Confidentiality Agreement, and Intellectual Agreement (collectively the "Stock Purchase Documents"), a Strategic Alliance Agreement, a Distribution Agreement and this Agreement (collectively the "Strategic Alliance Documents") all of even date herewith;

      WHEREAS, capitalized terms used herein and not otherwise defined shall have the same meaning as may be set forth in the Stock Purchase Documents or the Strategic Alliance Documents; and

      WHEREAS, this Agreement is an integral part of the transactions contemplated by each of the Stock Purchase Documents and Strategic Alliance Documents.

      NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

      1. GRANT OF LICENSE. Subject to the terms and conditions as hereinafter set forth, the Licensor hereby grants to the Licensee an exclusive license to the Licensor's intellectual property which is now or hereafter used or useful in the Septic Appliance, as defined in the Strategic Alliance Agreement, including any and all patent applications, patents, copyrights, know-how and trade secrets, for the Term, as defined below, to manufacture, assemble, warehouse, market, distribute, and sell the Products in the Territory, unless this Agreement is sooner terminated as hereinafter provided (the "License").

      2. TERM. The term of this Agreement ("Term") begins on the date that both parties agree in writing that sales in commercial quantities of Products, as defined in the Distribution Agreement, are first made (the "Commencement Date," which shall be mutually agreed and recording in writing as close to the date agreed upon as practicable) and ends on the later of (a) the seventh (7th) anniversary of the Commencement Date or (b) the date on which Licensee has received $50,000,000 in Profit Sharing Payments, as defined in the Strategic Alliance Agreement, provided that in no event shall the Term extend beyond the tenth (10th) anniversary of the Commencement Date. Upon the expiration of the Term, or the sooner termination of this Agreement as provided in Section 3 below, the License granted herein shall automatically terminate and expire.

      3. TERMINATION. Prior to the commencement of the Term, this Agreement may only be terminated upon the mutual consent of the Licensor and the Licensee. During the Term, this Agreement may be terminated (i) by the Licensee upon six (6) months prior written notice, (ii) immediately by the Licensor in the event that the Licensor exercises its option to terminate the Distribution Agreement pursuant to
            Section 5.1 thereof, or (iii) immediately by the Licensor in the event that Licensee does not cure a material breach of the Distribution Agreement within thirty (30) days of receipt of written notice of such material breach, or (iv) upon the mutual consent of the Licensor and the Licensee.

      4.    PAYMENT OF ROYALTIES.

            During the Term, the Licensee agrees to pay to the Licensor a royalty on all sales of Product in the Territory in the amount of five percent (5%) of the invoice amount of such sales, net of any taxes, Licensee Discounts and/or freight charges.

      5. PAYMENT OF ROYALTIES. The Licensee shall have no obligation to pay any royalty to the Licensor until the Licensee is paid for such sale. Such royalties shall be paid to the Licensor on or before the 15th day of the calendar month after which any partial or final payment for such Products is received by the Licensee. In the event that a customer returns Products to the Licensor, the royalties associated with such returned Products shall be debited from the Licensor's royalty account. A statement showing in detail the royalties credit and debited, the payments made on account of royalties and the current status of the Licensor's royalty account shall be furnished to the Licensor with each royalty payment. Upon termination of this Agreement for any reason, the Licensee shall not be liable to the Licensor for any royalties not then due.

      6. ASSIGNMENT. Neither this Agreement nor the License may be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement as part of a sale of substantially all of the assets of such party without obtaining the consent of the other. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

            the Licensor for any royalties not then due.

      7. ASSIGNMENT. Neither this Agreement nor the License may be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement as part of a sale of substantially all of the assets of such party without obtaining the consent of the other. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.


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

      8. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation hereof.

      9. WAIVER. The waiver of one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision in this Agreement by the other party.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire, without regard to its choice or conflicts of laws and provisions.

     11. ENTIRE AGREEMENT. This Agreement, the Strategic Alliance Documents, and the Stock Purchase Documents set forth the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be altered, modified or amended only by a written document specifically referring to this Agreement signed by the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the duly authorized representative, under seal, as of the day and year first above written.

                                        OVATION PRODUCTS CORPORATION

                                        By: /s/ Allen E. Becker
                                            ------------------------------------
                                        Name: Allen Becker
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------


                                        S J ELECTRO SYSTEMS, INC.

                                        By: /s/ Laurie Lewandowski
                                            ------------------------------------
                                        Name: Laurie Lewandowski
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------


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